Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of ARM Holdings plc. of our report dated November 3, 2003 relating to the financial statements and financial statement schedule, which appears in Artisan Components, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California

September 23, 2004